DOUBLECLICK INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 1998 (In thousands, except per share amounts)



                                                            Historical          DoubleClick/        Historical        DoubleClick/
                                                            ----------             Abacus           ----------          Abacus/
                                                                                 Pro forma                             NetGravity
                                                                                 ---------                             Pro forma
                                                                                                                       ---------
                                                DoubleClick            Abacus     Combined          NetGravity          Combined
                                                -----------            ------     --------          ----------          --------
Revenues ..................................      $  80,188          $  46,979    $ 127,167          $  11,557          $ 138,724
Cost of revenues ..........................         53,964              9,581       63,545              5,228             68,773
   Gross profit ...........................         26,224             37,398       63,622              6,329             69,951
Operating expenses:
   Sales and marketing ....................         29,180             12,628       41,808             10,351             52,159
   General and administrative .............         11,288              4,928       16,216              3,172             19,388
   Product development ....................          6,684              1,691        8,375              4,639             13,014
   Facility relocation & other ............                               360          360                                   360
      Total operating expenses ............         47,152             19,607       66,759             18,162             84,921
Income (loss) from operations .............        (20,928)            17,791       (3,137)           (11,833)           (14,970)
Equity in losses of joint venture .........                               (53)         (53)                                  (53)
Interest and other, net ...................          2,756                754        3,510                540              4,050
Income (loss) before income taxes .........        (18,172)            18,492          320            (11,293)           (10,973)
Provision for income taxes ................                             7,066        7,066                                 7,066
Net income (loss) .........................      $ (18,172)         $  11,426    $  (6,746)         $ (11,293)         $ (18,039)
Net income (loss) per share basic .........      $   (0.60)         $    1.17    $   (0.17)         $   (1.28)         $   (0.42)
Net income (loss) per share diluted .......          (0.60)         $    1.12        (0.17)         $   (1.28)         $   (0.42)
Weighted average shares used in basic
   per share calculation ..................         30,440              9,727       40,654              8,823             43,124
Weighted average shares used in diluted
   per share calculation ..................         30,440             10,216       40,654              8,823             43,124



       The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DOUBLECLICK INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 1997 (In thousands, except per share amounts)

                                                         Historical             DoubleClick/        Historical        DoubleClick/
                                                         ----------                Abacus           ----------          Abacus/
                                                                                 Pro forma                             NetGravity
                                                                                 ---------                             Pro forma
                                                                                                                       ---------
                                                DoubleClick          Abacus       Combined          NetGravity          Combined
                                                -----------          ------       --------          ----------          --------
Revenues ..................................      $ 30,597           $ 30,971     $ 61,568           $   6,358          $  67,926
Cost of revenues ..........................        20,628              5,942       26,570               2,572             29,142
   Gross profit ...........................         9,969             25,029       34,998               3,786             38,784
Operating expenses:
   Sales and marketing ....................        10,710              8,000       18,710               6,073             24,783
   General and administrative .............         6,326              3,911       10,237               1,552             11,789
   Product development ....................         1,398              1,507        2,905               3,033              5,938
   Facility relocation & other ............                              102          102                                    102
      Total operating expenses ............        18,434             13,520       31,954              10,658             42,612
Income (loss) from operations .............        (8,465)            11,509        3,044              (6,872)            (3,828)
Interest and other net ....................           109                297          406                 (10)               396
Income (loss) before income taxes .........        (8,356)            11,806        3,450              (6,882)            (3,432)
Provision for income taxes ................                            4,309        4,309                                  4,309
Net income (loss) .........................      $ (8,356)          $  7,497     $   (859)          $  (6,882)         $  (7,741)

Net income (loss) per share basic..........      $  (0.61)          $   0.78     $  (0.04)          $   (2.46)         $   (0.32)
Net income (loss) per share diluted .......      $  (0.61)          $   0.74     $  (0.04)          $   (2.46)         $   (0.32)
Weighted average shares used in basic
   per share calculation ..................      $ 13,718           $  9,546       23,740               2,799             24,524
Weighted average shares used in diluted
   per share calculation ..................      $ 13,718             10,058       23,740               2,799             24,524


       The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DOUBLECLICK INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 1996 (In thousands, except per share amounts)


                                                         Historical             DoubleClick/        Historical        DoubleClick/
                                                         ----------                Abacus           ----------          Abacus/
                                                                                 Pro forma                             NetGravity
                                                                                 ---------                             Pro forma
                                                                                                                       ---------
                                                DoubleClick          Abacus       Combined          NetGravity          Combined
                                                -----------          ------       --------          ----------          --------
Revenues ..................................      $  6,514           $ 17,532     $ 24,046          $  1,939            $ 25,985
Cost of revenues ..........................         3,780              3,751        7,531               702               8,233
      Gross profit ........................         2,734             13,781       16,515             1,237              17,752
Operating expenses:
   Sales and marketing ....................         3,079              4,294        7,373             2,839              10,212
   General and administrative .............         2,145              2,204        4,349             1,315               5,664
   Product development ....................           618                913        1,531             1,764               3,295
      Total operating expenses ............         5,842              7,411       13,253             5,918              19,171
Income (loss) from operations .............        (3,108)             6,370        3,262            (4,681)             (1,419)
Interest and others, net ..................           (84)              (116)        (200)               54                (146)
Income (loss) before income taxes .........        (3,192)             6,254        3,062            (4,627)             (1,565)
Provision for income taxes ................                            2,389        2,389                                 2,389
Net income (loss) .........................      $ (3,192)          $  3,865     $    673          $ (4,627)           $ (3,954)
Net income (loss) per share basic .........      $  (0.18)          $   0.43     $   0.02          $  (2.19)           $  (0.14)
Net income (loss) per share diluted .......      $  (0.18)          $   0.40     $   0.02          $  (2.19)           $  (0.14)
Weighted average shares used in basic
   per share calculation ..................        18,118              9,094       27,667             2,111              28,258
Weighted average shares used in diluted
   per share calculation ..................        18,118              9,614       28,213             2,111              28,258



       The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1

         The unaudited pro forma condensed combined financial statements of DoubleClick and Abacus give retroactive effect to the proposed merger of DoubleClick and Abacus, which is expected to be accounted for as a pooling of interests and, as a result, the unaudited pro forma condensed combined balance sheet and statements of operations are presented as if DoubleClick and Abacus had been combined for all periods presented. On July 12, 1999, DoubleClick entered into an agreement to merge with NetGravity. The unaudited pro forma condensed combined financial statements of DoubleClick and Abacus have been updated to reflect the proposed merger with NetGravity, which is expected to be accounted for as a pooling of interests and, as a result, the unaudited pro forma condensed combined balance sheet and statements of operations are presented as if DoubleClick, Abacus and NetGravity had been combined for all periods presented.

         The unaudited pro forma condensed combined financial statements, including the related notes, should be read in conjunction with the historical consolidated financial statements and related notes of DoubleClick, Abacus and NetGravity which are incorporated by reference in this joint proxy statement/prospectus. Amounts from the Abacus and NetGravity historical consolidated financial statements have been reclassified in the unaudited pro forma condensed combined financial statements to conform with DoubleClick historical classifications.

         All share numbers in these unaudited pro forma condensed combined financial statements for all periods presented have been adjusted to reflect the DoubleClick 2-for-1 stock split that occurred in April 1999.

NOTE 2

         Basic net income (loss) per share is computed using the weighed average number of common shares outstanding during the period. Diluted net income (loss) per share is computed using the weighed average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of the incremental common shares issuable upon conversion of convertible preferred stock, convertible notes (using the if-converted method), and shares issuable upon exercise of stock options (using the treasury stock method). Common equivalent shares or shares issuable upon conversion of potentially dilutive securities are excluded from the computations if their effect is anti-dilutive. Pro forma net income (loss) per share is computed by adding DoubleClick historical weighted average shares outstanding to Abacus and NetGravity historical weighted average shares outstanding converted to give effect to the exchange ratio of 1.05 and 0.28, respectively.

NOTE 3

         The provision for income taxes does not reflect the benefit of DoubleClick's or NetGravity's net losses due to limitations and uncertainty surrounding realization.

NOTE 4

         It is anticipated that the combined company will incur estimated direct transaction charges of $16 million related to the proposed merger of DoubleClick with Abacus and $10.75 million for the NetGravity merger, principally in the quarter in which the proposed merger is consummated. These charges include estimated investment banking and financial advisory fees of approximately $12.5 million and $7.25 million for the Abacus and NetGravity merger, respectively, and other estimated merger related expenses totaling $3.5 million for each of the Abacus and NetGravity mergers consisting primarily of other professional services and estimated registration expenses. These anticipated charges are preliminary estimates and are subject to change. Actual amounts ultimately incurred could differ from the estimated amounts. The actual amounts will be charged to the statement of operations in the period the transaction is consummated. Additionally, the direct transaction charges do not include integration costs which may be incurred as of and subsequent to the mergers. Neither DoubleClick, Abacus or NetGravity have estimated the amount or nature of integration costs.